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                                                                   EXHIBIT(i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                        October 8, 2008

Van Kampen Trust II
522 Fifth Avenue
New York, New York 10036

               Re:  Registration Statement on Form N-1A for
                    the Van Kampen Trust II
                    (the "Registration Statement")
                    ------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate
                                            Meagher & Flom LLP